EXHIBIT 10.67

DIRECTOR’S

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made and entered into as of                             , 200    , by and between                                                   (the “Director”) and PTEK HOLDINGS, INC., a Georgia corporation (the “Corporation”).

WHEREAS, the Director is a member of the Board of Directors of the Corporation and in such capacity is performing a valuable service to the Corporation; and

WHEREAS, the Corporation’s Amended and Restated Bylaws (the “Bylaws”) provide for the indemnification of the directors of the Corporation as allowed by Part 5 of Article 8 of the Georgia Business Corporation Code, as amended to date (the “State Statute”); and

WHEREAS, the Bylaws and State Statute specifically contemplate that contracts may be entered into between the Corporation and the members of the Board of Directors with respect to indemnification of such directors; and

WHEREAS, in order to provide to the Director assurances with respect to the protection provided against liabilities that the Director may incur in the performance of his or her duties to the Corporation, and to thereby induce the Director to serve in such capacity, the Corporation has determined and agreed to enter into this Agreement with the Director;

NOW, THEREFORE, in consideration of the premises and the Director’s service as an executive officer after the date hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Board-Authorized Indemnification. The Corporation hereby agrees to hold harmless and indemnify Director to the full extent that the State Statute, or any amendment thereof or other statutory provision adopted after the date hereof, authorizes such indemnification by action of the Board of Directors without shareholder approval. Such indemnification, and the conditions and limitations thereon set forth in the State Statute, shall not in any respect limit, condition or otherwise restrict the indemnification set forth in Section 2 hereof.

2. Shareholder-Authorized Indemnification. Subject only to the exclusions set forth in Section 3 hereof, and in addition to the indemnity specified in Section 1 hereof (but without duplication of payments with respect to indemnified amounts), the Corporation hereby agrees to hold harmless and indemnify the Director against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the Corporation), and whether formal or informal, to which the Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Director is, was, or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

3. Limitations on Indemnification. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

(a) With respect to any proceeding in which the Director is adjudged, by final judgment not subject to further appeal, liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

(i) for any appropriation, in violation of the Director’s duties, of any business opportunity of the Corporation;

(ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii) the types of liabilities set forth in Section 14-2-832 of the State Statute; and

(iv) for any transaction from which the Director received an improper personal benefit;

(b) With respect to any suit in which final judgment is rendered against the Director for an accounting of profits made from the purchase or sale by the Director of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state, or local statutory, law, or on account of any payment by the Director to the Corporation in respect of any claim for such an accounting; or

(c) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

4. Contribution. If the indemnification provided for in Sections 1 and 2 hereof is unavailable and may not be paid to the Director for any reason other than those set forth in Section 3(b) hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with the Director (or would be if joined in such action, suit or proceeding), the Corporation shall contribute, to the extent it is not lawfully prohibited from doing so, to the amount of expenses, judgments, fines and settlements paid or payable by the Director in such proportion as is appropriate to reflect (a) the relative benefits received by the Corporation on the one hand and the Director on the other hand from the transaction from which such action, suit or proceeding arose and (b) the relative fault of the Corporation on the one hand and of the Director on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Director on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

5. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during the period the Director is a director, officer, employee or agent of the Corporation (or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter for so long as the Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative or investigative (including an action by or in the right of the Corporation) and, whether formal or informal, by reason of the fact that the Director was an officer of the Corporation or serving in any other capacity referred to herein.

6. Notification and Defense of Claim.

(a) Promptly after receipt by the Director of notice of the commencement of any action, suit or proceeding, the Director will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the omission to so notify the Corporation will not relieve the Corporation from any liability which it may have to the Director otherwise than under this Agreement.

(b) With respect to any such action, suit or proceeding as to which the Director so notifies the Corporation:

(i) the Corporation will be entitled to participate therein at its own expense; and

(ii) the Corporation shall have the right to assume the defense thereof, provided that the Corporation may require, as a condition to such assumption, that the Director provide written affirmation of his good faith belief that his conduct did not constitute behavior of the kind described in Section 3(a) hereof and that he is entitled to indemnification hereunder.

After notice from the Corporation to the Director of its election so to assume such defense, the Corporation will not be liable to the Director under this Agreement for any legal or other expenses subsequently incurred by the Director in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Director shall have the right to employ separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the

Corporation of its assumption of the defense thereof shall be at the expense of the Director unless (iii) the employment of counsel by the Director has been authorized by the Corporation, (iv) counsel designated by the Corporation to conduct such defense shall not be reasonably satisfactory to the Director or (v) the Corporation shall not in fact have employed counsel to assume the defense of such action in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation. For the purposes of clause (iv) above, the Director shall be entitled to determine that counsel designated by the Corporation is not reasonably satisfactory if, among other reasons, the Director shall have been advised by qualified counsel that, because of actual or potential conflicts of interest in the matter between the Director, other officers or directors similarly indemnified by the Corporation, and/or the Corporation, representation of the Director by counsel designated by the Corporation is likely to materially and adversely affect the Director’s interest or would not be permissible under applicable canons of legal ethics.

(c) The Corporation shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director without the Director’s written consent. Neither the Corporation nor the Director will unreasonably withhold consent to any proposed settlement.

7. Advancement and Repayment of Expenses. Upon request therefor accompanied by reasonably itemized evidence of expenses incurred, and by the Director’s written affirmation of his good faith belief that his conduct met the standard applicable to indemnification pursuant to Sections 1 and 2 hereof and did not constitute behavior of the kind described in Section 3(a) hereof, and that he is entitled to indemnification hereunder, the Corporation shall advance to the Director the reasonable expenses (including attorneys’ fees and costs of investigation and defense (including the fees of expert witnesses, other professional advisors, and private investigators) incurred by him in defending any civil or criminal suit, action or proceeding for which the Director is entitled (assuming an applicable standard of conduct is met) to indemnification pursuant to this Agreement. The Director agrees to reimburse the Corporation for all reasonable expenses paid by the Corporation, whether pursuant to this Section or Section 6 hereof, in defending any, action, suit, or proceeding against the Director in the event and to the extent that it shall ultimately be determined that the Director is not entitled to be indemnified by the Corporation for such expenses under this Agreement. Any advances and the Director’s agreement to repay shall be unsecured and interest-free.

8. Agreement to Serve. The Director hereby agrees to continue to serve as a director of the Corporation faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provision of the Bylaws or until such time as he tenders his resignation in writing.

9. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Director to serve as an executive officer of the Corporation and acknowledges that the Director will in the future be relying, upon this Agreement in continuing to serve in such capacity. Any decision of the Director not to continue in such capacity shall not, however, limit the scope of this Agreement.

(b) The Corporation shall reimburse the Director for any and all expenses (including attorneys’ fees) actually and reasonably incurred by the Director, when and as such expenses are incurred, in connection with any claim asserted or action brought by the Director to enforce rights or to collect moneys due under this Agreement, regardless of whether the Director ultimately is determined to be entitled to such indemnification or advance expense payment, unless a court of competent jurisdiction determines that the claim or action is frivolous or that assertions made therein were not made in good faith or were made with no reasonable basis.

10. Maintenance of Liability Insurance.

(a) Subject to Section 10(c), the Corporation hereby covenants and agrees that, so long as the Director shall continue to serve as an executive officer of the Corporation and thereafter so long as the agreements and obligations of the Corporation shall continue in accordance with Section 5, the Corporation, in good faith, shall seek to obtain and maintain in full force and effect a policy of director’s and officer’s insurance (the “D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b) In all policies of D&O Insurance, the Director shall be named as an insured in such manner as to provide the Director the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors or officers.

(c) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided or the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

11. Non-Exclusivity. The Director’s rights hereunder shall be in addition to, and not in lieu of, any other rights the Director may have under the Corporation’s Bylaws, the Georgia Business Corporation Code or otherwise.

12. Vested Rights; Specific Performance. No amendment to the Articles of Incorporation or Bylaws of the Corporation or any other corporate action shall in any way limit the Director’s rights under this Agreement. In any proceeding brought by or on behalf of the Director to specifically enforce the provisions of this Agreement, the Corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this Section 12, however, shall not prevent the Director from seeking a remedy at law in connection with any breach of this Agreement.

13. Witness Fees. Nothing in this Agreement shall limit the Corporation’s power to pay or reimburse expenses incurred by the Director in connection with his appearance as a witness in a proceeding or action at a time when he has not been made a named defendant or respondent in such proceeding or action.

14. Security For Indemnification Obligations. The Corporation may at any time and in any manner, at the discretion of the Board of Directors, secure the Corporation’s obligations to indemnify or advance expenses to the Director pursuant to this Agreement.

15. Subrogation. In the event of payment under this Agreement, the Corporation shall be subjugated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all papers required and shall do everything that may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

16. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment to the Director hereunder to the extent the Director has otherwise actually received payment (under any insurance policy, Bylaw (or otherwise) of the amounts otherwise payable hereunder.

17. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

18. Governing Law; Successors; Amendment and Termination.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Georgia, without regard to any applicable conflict of laws principles.

(b) This Agreement shall be binding upon the Director and the Corporation and its successors and assigns, and shall inure to the benefit of the Director, Director’s heirs, personal representatives and assigns and to the benefit of the Corporation and its successors and assigns.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

20. Notices. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service or three business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the Director at the address that appears on the signature page hereof, and to the Corporation at the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

If to the Corporation:	PTEK Holdings, Inc.
The Lenox Building, Suite 700
3399 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attn: Chief Executive Officer

with a copy to:	PTEK Holdings, Inc.
The Lenox Building, Suite 700
3399 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attn: General Counsel

and a copy to:	Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Attn: Janine Brown, Esq.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PTEK HOLDINGS, INC.

By:
[Name]

DIRECTOR

[Name]
Address: